Exhibit 99.1

PDL Community Bancorp Announces 2021 Third Quarter Results

New York (November 2, 2021): PDL Community Bancorp (the “Company”) (NASDAQ: PDLB), the financial holding company for Ponce Bank (the “Bank”) and Mortgage World Bankers, Inc. (“Mortgage World”), reported net income of $2.1 million, or $0.12 per basic and diluted share, for the third quarter of 2021, compared to net income of $5.9 million, or $0.35 per basic and diluted share, for the prior quarter and net income of $4.0 million, or $0.24 per basic and diluted share, for the third quarter of 2020.

Third Quarter Highlights

•	Net interest income of $15.4 million for the current quarter increased $1.7 million, or 12.4%, from prior quarter and $4.6 million, or 42.3%, from same quarter last year.
•

Income before income taxes of $3.4 million for the current quarter decreased $4.5 million, or 57.0%, from prior quarter and $1.8 million, or 34.6%, for the same quarter last year. Included in the prior quarter was a net gain of $4.2 million and included in the same quarter last year was a net gain of $4.4 million, both resulting from the sale of real property.

•	Average cost of interest-bearing deposits was 0.58% for the current quarter, a decrease from 0.67% for the prior quarter and from 1.12% for the same quarter last year.
•	Net interest margin was 4.13% for the current quarter, an increase from 3.84% for the prior quarter and from 3.65% for the same quarter last year.
•	Net interest rate spread was 3.92% for the current quarter, an increase from 3.60% for the prior quarter and from 3.33% for the same quarter last year.
•	Efficiency ratio was 78.89% for the current quarter compared to 61.80% for the prior quarter and 68.09% for the same quarter last year.
•	Non-performing loans of $10.2 million decreased $793,000 year-over-year and equates to 0.77% of total gross loans receivable as of September 30, 2021.
•	Net loans receivable were $1.30 billion at September 30, 2021, an increase of $143.6 million, or 12.4%, from December 31, 2020.
•	Deposits were $1.25 billion at September 30, 2021, an increase of $219.7 million, or 21.3%, from December 31, 2020.

President and Chief Executive Officer’s Comments

Carlos P. Naudon, the Company’s President and CEO, noted “The numbers are substantiating the success of our strategy. We continue increasing customer relationships, growing both our deposits and loans while continuing to increase our net interest margin and building our demand deposit base. We focus on net operating expenses, maintaining net operating expenses stable as we add resources that deliver revenue producing services to customers, allowing us to further grow into our overhead while increasing profitability. As our PPP loans are being forgiven by the SBA, we are heartened in the retention of large segments of these borrowers and in the continued acknowledgement of the positive impact we are having on our communities. Our demonstrated success as an MDI and CDFI has positioned us well to lead in remediating the disparate effects of the pandemic, and the wealth and financial gaps present in our communities.”

Executive Chairman’s Comments

Steven A. Tsavaris, the Company’s Executive Chairman, added “Strengthening our capital position is a cornerstone of our strategy of being impactful to both our communities and our other stakeholders. As we move forward to seek approval of our mutual-to-stock conversion and await a favorable outcome of the recently applied for $225 million in capital from the U.S. Department of the Treasury under the Emergency Capital Investment Program, we are humbled and inspired by the trust and hopes being placed in our Company.”

Loan Payment Deferrals

As of September 30, 2021, five loans in the amount of $9.9 million remained in forbearance as a result of renewed forbearance for a period of three months. Of the five loans receiving renewed forbearance, one loan in the amount of $6.6 million is related to construction real estate, three loans, totaling $2.9 million are related to one-to-four family residential real estate and one loan in the amount of $388,000 is related to non-residential properties. All of these loans had been performing in accordance with their contractual obligations prior to the granting of the initial forbearance. The Company actively monitors the business activities of borrowers in forbearance and seeks to determine their capacity to resume payments as contractually obligated upon the termination of the forbearance period. The extended forbearances are short-term modifications made on a good faith basis in response to the COVID-19 pandemic and in furtherance of governmental policies.

Results of Operations Summary

Net income for the three months ended September 30, 2021 was $2.1 million, compared to $5.9 million of net income for the three months ended June 30, 2021 and $4.0 million of net income for the three months ended September 30, 2020.

The $3.9 million decrease in net income for the three months ended September 30, 2021 compared to the three months ended June 30, 2021 was due substantially to a decrease of $5.1 million in non-interest income primarily resulting from a decrease of $4.2 million in gain, net of expenses, on sale of real property. The decrease in net income was also attributable to an increase of $1.1 million in non-interest expense, offset by an increase of $1.7 million in net interest income and a decrease of $596,000 in provision for income taxes.

The $2.0 million decrease in net income for the three months ended September 30, 2021 compared to the three months ended September 30, 2020 was due substantially to a decrease of $4.0 million in non-interest income primarily resulting from a decrease of $4.4 million in gain, net of expenses, on sale of real property. The decrease in net income was also attributable to an increase of $2.4 million in non-interest expense and an increase of $171,000 in provision for income taxes, offset by an increase of $4.6 million in net interest income.

Net income for the nine months ended September 30, 2021 was $10.4 million, compared to $2.2 million of net income for the nine months ended September 30, 2020. The change from the nine months ended September 30, 2020 is primarily due to a $7.0 million increase in non-interest income primarily due to increases of $2.6 million in sale of mortgage loans, $1.9 million in loan originations attributable to Mortgage World and $2.5 million in the aggregate related to service charges and fees, brokerage commissions, late and prepayment charges, gain, net of expenses, on sale of real property and other non-interest income. The increase in net income was also attributable to an $11.8 million increase in net interest income and a $193,000 decrease in provision for loan losses, partially offset by increases of $7.7 million in non-interest expense and $3.1 million in provision for income taxes.

Net interest income for the three months ended September 30, 2021 was $15.4 million, an increase of $1.7 million, or 12.4%, compared to the three months ended June 30, 2021 and an increase of $4.6 million, or 42.3%, compared to the three months ended September 30, 2020. The increase of $1.7 million in net interest income for the three months ended September 30, 2021 compared to the three months ended June 30, 2021 was attributable to an increase of $1.6 million in interest and dividend income and a decrease of $127,000 in interest expense. The increase of $4.6 million in net interest income for the three months ended September 30, 2021 compared to the three months ended September 30, 2020 was attributable to an increase of $3.8 million in interest and dividend income and a decrease of $767,000 in interest expense.

Net interest income for the nine months ended September 30, 2021 was $42.1 million, an increase of $11.8 million, or 38.8%, compared to the nine months ended September 30, 2020. The increase in net interest income was attributable to an increase of $9.4 million in interest and dividend income and a decrease of $2.3 million in interest expense.

Net interest margin was 4.13% for the three months ended September 30, 2021, an increase of 29 basis points from 3.84% for the three months ended June 30, 2021 and an increase of 48 basis points from 3.65% for the three months ended September 30, 2020.

Net interest rate spread increased by 32 basis points to 3.92% for the three months ended September 30, 2021 from 3.60% for the three months ended June 30, 2021 and increased by 59 basis points from 3.33% for the three months ended September 30, 2020. The increase in the net interest rate spread for the three months ended September 30, 2021 compared to the three months ended June 30, 2021 was primarily due to an increase in the average yields on interest-earning assets of 23 basis points to 4.66% for the three months ended September 30, 2021 from 4.43% for the three months ended June 30, 2021, and by a decrease on the average rates on interest-bearing liabilities of 9 basis points to 0.74% for the three months ended September 30, 2021 from 0.83% for the three months ended June 30, 2021. The increase in the net interest rate spread for the three months ended September 30, 2021 compared to the three months ended September 30, 2020 was primarily due to a decrease on the average rates on interest-bearing liabilities of 50 basis points to 0.74% for the three months ended September 30, 2021 from 1.24% for the three months ended September 30, 2020, and by a slight increase in the average yields on interest-earning assets of 9 basis points to 4.66% for the three months ended September 30, 2021 from 4.57% for the three months ended September 30, 2020.

Non-interest income decreased $5.1 million to $3.2 million for the three months ended September 30, 2021 from $8.3 million for the three months ended June 30, 2021 and decreased $4.0 million from $7.3 million for the three months ended September 30, 2020.

The decrease in non-interest income for the three months ended September 30, 2021 compared to the three months ended June 30, 2021 was primarily due to decreases of $4.2 million in gain, net of expenses, from the sale of real property recognized in the second quarter of 2021, $471,000 in other non-interest income, $346,000 in loan origination fees, $160,000 in brokerage commissions and $113,000 in income on sale of mortgage loans attributable to Mortgage World, offset by increases of $128,000 in service charges and fees and $31,000 in late and prepayment charges.

The decrease in non-interest income for the three months ended September 30, 2021 compared to the three months ended September 30, 2020 was primarily due to decreases of $4.4 million in gain, net of expenses, from the sale of real property recognized in the third quarter of 2020, $197,000 in income on sale of mortgage loans attributable to Mortgage World, $177,000 in brokerage commissions and $30,000 in other non-interest income, offset by increases of $356,000 in loan origination fees attributable to Mortgage World, $258,000 service charges and fees and $184,000 in late and prepayment charges.

Non-interest income increased $7.0 million to $15.5 million for the nine months ended September 30, 2021 from $8.5 million for the nine months ended September 30, 2020. The increase in non-interest income for the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020 was primarily due to increases of $2.6 million in sale of mortgage loans and $1.9 million in loan originations attributable to Mortgage World. Other increases include $597,000 in other non-interest income, $594,000 in late and prepayment charges, $560,000 in service charges and fees, $404,000 in brokerage commissions and $400,000 in gain, net of expenses, from the sale of real property.

Non-interest expense increased $1.1 million, or 8.0%, to $14.7 million for the three months ended September 30, 2021, from $13.6 million for the three months ended June 30, 2021 and increased $2.4 million from $12.3 million for the three months ended September 30, 2020.

The increase in non-interest expense for the three months ended September 30, 2021, compared to the three months ended June 30, 2021 was primarily attributable to an increase of $2.2 million in compensation and benefits, which was specifically related to the allocable portion of employee expenses related to the origination of Paycheck Protection Program (“PPP”) loans, netted against PPP loan origination fees received from the SBA in the second quarter of 2021. Other increases in non-interest expense were $184,000 in data processing expenses, $159,000 in office supplies, telephone and postage and $155,000 in other operating expenses, offset by decreases of $1.1 million in professional fees as a result of $1.2 million of additional consultant fees recognized in the second quarter of 2021 and $455,000 in direct loan expenses.

The increase in non-interest expense for the three months ended September 30, 2021, compared to the three months ended September 30, 2020 primarily reflects increases of $873,000 in compensation and benefits, which was specifically related to the allocable portion of employee expenses related to the origination of PPP loans, netted against PPP loan origination fees received from the SBA recognized in the third quarter of 2020. Other increases in non-interest expense include $321,000 in data processing expenses, $279,000 in other operating expenses, $265,000 in occupancy and equipment, $259,000 in direct loan expenses, $240,000 in office supplies, telephone and postage and $212,000 in professional fees.

Non-interest expense increased $7.7 million, or 22.9%, to $41.3 million for the nine months ended September 30, 2021, compared to $33.6 million for the nine months ended September 30, 2020. The increase in non-interest expense for the nine months ended September 30, 2021, compared to the nine months ended September 30, 2020 was attributable to increases of $2.0 million in direct loan expenses, $1.4 million in occupancy and equipment, $1.4 million in professional fees, primarily due to an increase in consulting expenses related to a third-party service provider that provided loan origination services related to PPP loans and $1.1 million in compensation and benefits. Other increases in non-interest expense include $790,000 in other operating expenses, $685,000 in data processing expenses and $103,000 in regulatory dues, offset by a decrease of $369,000 in marketing and promotional expenses.

Balance Sheet Summary

Total assets increased $205.3 million, or 15.2%, to $1.56 billion at September 30, 2021 from $1.36 billion at December 31, 2020. The increase in total assets is attributable to increases of $143.6 million in net loans receivable, including $110.6 million net increase in PPP loans, $86.9 million in available-for-sale securities, $2.2 million in other assets, $2.0 million, net, in premises and equipment, $2.0 million in accrued interest receivable, and $170,000 in deferred tax assets. The increase in total assets was reduced by decreases of $21.5 million in mortgage loans held for sale, at fair value, $9.0 million in cash and cash equivalents, $425,000 in FHLBNY stock, $306,000 in held-to-maturity securities and $249,000 in placement with banks.

Total liabilities increased $191.0 million, or 16.0%, to $1.39 billion at September 30, 2021 from $1.20 billion at December 31, 2020. The increase in total liabilities was mainly attributable to increases of $219.7 million in deposits, $2.1 million in advance payments by borrowers for taxes and insurance and $178,000 in accrued interest payable, offset by decreases of $18.7 million in warehouse lines of credit, $11.0 million in advances from FHLBNY and $934,000 in other liabilities.

Total stockholders’ equity increased $14.3 million, or 9.0%, to $173.9 million at September 30, 2021 from $159.5 million at December 31, 2020. The $14.3 million increase in stockholders’ equity was mainly attributable to $10.4 million in net income, $3.1 million in net treasury stock activity, $1.1 million related to share-based compensation and $472,000 related to the Company’s Employee Stock Ownership Plan, offset by $756,000 related to unrealized loss on available-for-sale securities.

As of September 30, 2021, the Company had repurchased a total of 1,670,619 shares under prior repurchase programs at a weighted average price of $13.22 per share, of which 1,132,086 were reported as treasury stock. The Company suspended its repurchase program as of May 3, 2021. Of the 1,670,619 shares repurchased, 189,960 shares have been used for grants awarded to directors, executive officers and non-executive officers under the Company’s 2018 Long-Term Incentive Plan pursuant to restricted stock units which vested on December 4, 2020 and 2019 and July 23, 2021. Of these 189,960 shares, 166 shares were retained to satisfy a recipient’s taxes and other withholding obligations and these shares remain as part of treasury stock. In addition, on April 22, 2021, 348,739 shares were sold to Banc of America Strategic Investments Corporation in a privately negotiated transaction.

About PDL Community Bancorp

PDL Community Bancorp is the financial holding company for Ponce Bank and Mortgage World Bankers, Inc. Ponce Bank is a federally chartered stock savings association. Ponce Bank is designated a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. Ponce Bank’s business primarily consists of taking deposits from the general public and to a lesser extent from alternative funding sources and investing those deposits, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties and construction and land, and, to a lesser extent, in business and consumer loans. Ponce Bank also invests in securities, which consist of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises as well as mortgage-backed securities, corporate bonds and obligations, and Federal Home Loan Bank stock. Mortgage World Bankers, Inc. is a mortgage lender operating in five states and is subject to the regulation and examination of the New York State Department of Financial Services. As a Federal Housing Administration (“FHA”)-approved Title II lender, Mortgage World Bankers, Inc. originates and sells to investors single family mortgage loans guaranteed by the FHA, as well as conventional mortgages.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; the anticipated impact of the COVID-19 pandemic and the Company’s attempts at mitigation; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, PDL Community Bancorp’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.

PDL Community Bancorp and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except for share data)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
ASSETS
Cash and due from banks:
Cash	$29,365	$32,541	$13,551	$26,936	$14,302
Interest-bearing deposits in banks	33,673	33,551	76,571	45,142	61,790
Total cash and cash equivalents	63,038	66,092	90,122	72,078	76,092
Available-for-sale securities, at fair value	104,358	48,536	30,929	17,498	14,512
Held-to-maturity securities, at amortized cost	1,437	1,720	1,732	1,743	—
Placement with banks	2,490	2,739	2,739	2,739	2,739
Mortgage loans held for sale, at fair value	13,930	15,308	13,725	35,406	13,100
Loans receivable, net	1,302,238	1,343,578	1,230,458	1,158,640	1,108,956
Accrued interest receivable	13,360	13,134	12,547	11,396	9,995
Premises and equipment, net	34,081	34,057	33,625	32,045	32,113
Federal Home Loan Bank of New York stock (FHLBNY), at cost	6,001	6,156	6,057	6,426	6,414
Deferred tax assets	4,826	5,493	4,569	4,656	3,586
Other assets	14,793	10,837	7,204	12,604	9,844
Total assets	$1,560,552	$1,547,650	$1,433,707	$1,355,231	$1,277,351
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$1,249,261	$1,236,161	$1,138,546	$1,029,579	$973,244
Accrued interest payable	238	55	66	60	58
Advance payments by borrowers for taxes and insurance	9,118	7,682	9,264	7,019	7,739
Advances from the FHLBNY and others	106,255	109,255	109,255	117,255	117,283
Warehouse lines of credit	11,261	13,084	11,664	29,961	9,065
Mortgage loan fundings payable	1,136	743	676	1,483	1,457
Other liabilities	9,396	8,780	3,032	10,330	10,131
Total liabilities	1,386,665	1,375,760	1,272,503	1,195,687	1,118,977
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized	—	—	—	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized	185	185	185	185	185
Treasury stock, at cost	(15,069)	(15,069)	(19,285)	(18,114)	(18,281)
Additional paid-in-capital	86,360	85,956	85,470	85,105	85,817
Retained earnings	107,977	105,925	99,993	97,541	95,913
Accumulated other comprehensive income	(621)	(41)	28	135	168
Unearned compensation ─ ESOP	(4,945)	(5,066)	(5,187)	(5,308)	(5,428)
Total stockholders' equity	173,887	171,890	161,204	159,544	158,374
Total liabilities and stockholders' equity	$1,560,552	$1,547,650	$1,433,707	$1,355,231	$1,277,351

PDL Community Bancorp and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
Interest and dividend income:
Interest on loans receivable	$16,991	$15,603	$14,925	$14,070	$13,375
Interest on deposits due from banks	9	2	2	10	5
Interest and dividend on securities and FHLBNY stock	425	239	250	233	223
Total interest and dividend income	17,425	15,844	15,177	14,313	13,603
Interest expense:
Interest on certificates of deposit	1,010	1,108	1,219	1,422	1,597
Interest on other deposits	354	382	382	448	500
Interest on borrowings	621	622	684	769	655
Total interest expense	1,985	2,112	2,285	2,639	2,752
Net interest income	15,440	13,732	12,892	11,674	10,851
Provision for loan losses	572	586	686	406	620
Net interest income after provision for loan losses	14,868	13,146	12,206	11,268	10,231
Non-interest income:
Service charges and fees	494	366	329	263	236
Brokerage commissions	270	430	223	455	447
Late and prepayment charges	329	298	244	81	145
Income on sale of mortgage loans	1,175	1,288	1,508	2,748	1,372
Loan origination	625	971	539	656	269
Gain on sale of real property	—	4,176	663	—	4,412
Other	341	812	387	596	371
Total non-interest income	3,234	8,341	3,893	4,799	7,252
Non-interest expense:
Compensation and benefits	6,427	4,212	5,664	6,846	5,554
Occupancy and equipment	2,849	2,838	2,634	2,686	2,584
Data processing expenses	917	733	594	578	596
Direct loan expenses	696	1,151	1,009	599	437
Insurance and surety bond premiums	147	143	146	166	138
Office supplies, telephone and postage	626	467	409	385	386
Professional fees	1,765	2,902	1,262	1,533	1,553
Marketing and promotional expenses	51	48	38	—	127
Directors fees	67	69	69	69	69
Regulatory dues	74	120	60	59	49
Other operating expenses	1,113	958	1,030	1,034	834
Total non-interest expense	14,732	13,641	12,915	13,955	12,327
Income before income taxes	3,370	7,846	3,184	2,112	5,156
Provision for income taxes	1,318	1,914	732	484	1,147
Net income	$2,052	$5,932	$2,452	$1,628	$4,009
Earnings per share:
Basic	$0.12	$0.35	$0.15	$0.10	$0.24
Diluted	$0.12	$0.35	$0.15	$0.10	$0.24
Weighted average shares outstanding:
Basic	16,823,731	16,737,037	16,548,196	16,558,576	16,612,205
Diluted	16,914,833	16,773,606	16,548,196	16,558,576	16,612,205

PDL Community Bancorp and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Nine Months Ended September 30,
	2021	2020	Variance $	Variance %
Interest and dividend income:
Interest on loans receivable	$47,519	$38,319	$9,200	24.01%
Interest on deposits due from banks	13	74	(61)	(82.43%)
Interest and dividend on securities and FHLBNY stock	914	633	281	44.39%
Total interest and dividend income	48,446	39,026	9,420	24.14%
Interest expense:
Interest on certificates of deposit	3,337	5,154	(1,817)	(35.25%)
Interest on other deposits	1,118	1,726	(608)	(35.23%)
Interest on borrowings	1,927	1,850	77	4.16%
Total interest expense	6,382	8,730	(2,348)	(26.90%)
Net interest income	42,064	30,296	11,768	38.84%
Provision for loan losses	1,844	2,037	(193)	(9.47%)
Net interest income after provision for loan losses	40,220	28,259	11,961	42.33%
Non-interest income:
Service charges and fees	1,189	629	560	89.03%
Brokerage commissions	923	519	404	77.84%
Late and prepayment charges	871	277	594	214.44%
Income on sale of mortgage loans	3,971	1,372	2,599	189.43%
Loan origination	2,135	269	1,866	693.68%
Gain on sale of real property	4,812	4,412	400	9.07%
Other	1,567	970	597	61.55%
Total non-interest income	15,468	8,448	7,020	83.10%
Non-interest expense:
Compensation and benefits	16,303	15,207	1,096	7.21%
Occupancy and equipment	8,321	6,878	1,443	20.98%
Data processing expenses	2,244	1,559	685	43.94%
Direct loan expenses	2,856	848	2,008	236.79%
Insurance and surety bond premiums	436	387	49	12.66%
Office supplies, telephone and postage	1,502	1,014	488	48.13%
Professional fees	5,929	4,516	1,413	31.29%
Marketing and promotional expenses	137	506	(369)	(72.92%)
Directors fees	205	207	(2)	(0.97%)
Regulatory dues	254	151	103	68.21%
Other operating expenses	3,101	2,311	790	34.18%
Total non-interest expense	41,288	33,584	7,704	22.94%
Income before income taxes	14,400	3,123	11,277	361.10%
Provision for income taxes	3,964	898	3,066	341.43%
Net income	$10,436	$2,225	$8,211	369.03%
Earnings per share:
Basic	$0.62	$0.13	N/A	N/A
Diluted	$0.62	$0.13	N/A	N/A
Weighted average shares outstanding:
Basic	16,703,997	16,711,677	N/A	N/A
Diluted	16,746,554	16,724,199	N/A	N/A

PDL Community Bancorp and Subsidiaries

Key Metrics

	At or for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
Performance Ratios:
Return on average assets (1)	0.52%	1.59%	0.72%	0.50%	1.28%
Return on average equity (1)	4.59%	13.95%	6.16%	4.03%	9.95%
Net interest rate spread (1) (2)	3.92%	3.60%	3.76%	3.50%	3.33%
Net interest margin (1) (3)	4.13%	3.84%	4.00%	3.78%	3.65%
Non-interest expense to average assets (1)	3.72%	3.65%	3.82%	4.29%	3.95%
Efficiency ratio (4)	78.89%	61.80%	76.94%	84.71%	68.09%
Average interest-earning assets to average interest- bearing liabilities	138.89%	140.13%	133.25%	132.04%	134.35%
Average equity to average assets	11.27%	11.37%	11.77%	12.44%	12.90%
Capital Ratios:
Total capital to risk weighted assets (bank only)	16.15%	16.08%	15.80%	15.95%	16.93%
Tier 1 capital to risk weighted assets (bank only)	14.90%	14.83%	14.54%	14.70%	15.68%
Common equity Tier 1 capital to risk-weighted assets (bank only)	14.90%	14.83%	14.54%	14.70%	15.68%
Tier 1 capital to average assets (bank only)	9.98%	10.22%	10.78%	11.19%	11.46%
Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans	1.21%	1.16%	1.24%	1.27%	1.28%
Allowance for loan losses as a percentage of nonperforming loans	157.17%	175.63%	126.07%	127.28%	131.00%
Net (charge-offs) recoveries to average outstanding loans (1)	(0.13%)	(0.07%)	(0.02%)	0.03%	0.00%
Non-performing loans as a percentage of total gross loans	0.77%	0.66%	0.99%	1.00%	0.98%
Non-performing loans as a percentage of total assets	0.65%	0.58%	0.86%	0.86%	0.86%
Total non-performing assets as a percentage of total assets	0.65%	0.58%	0.86%	0.86%	0.86%
Total non-performing assets, accruing loans past due 90 days or more, and accruing troubled debt restructured loans as a percentage of total assets	1.05%	1.01%	1.32%	1.35%	1.36%
Other:
Number of offices (5)	19	19	20	20	20
Number of full-time equivalent employees (6)	230	231	236	227	230

(1)	Annualized where appropriate.
(2)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.
(4)	Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.
(5)

Number of offices included 5 offices at September 30, 2021 and June 30, 2021, and included 6 offices at March 31, 2021, December 31, 2020 and September 30, 2020 due to the acquisition of Mortgage World.

(6)	Subsequent to July 10, 2020, number of full-time equivalent employees includes full-time equivalent employees related to Mortgage World.

PDL Community Bancorp and Subsidiaries

Loan Portfolio

	As of
	September 30,		June 30,		March 31,		December 31,		September 30,
	2021		2021		2021		2020		2020
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Mortgage loans:
1-4 family residential
Investor Owned	$319,346	24.14%	$325,409	23.82%	$317,895	25.51%	$319,596	27.27%	$320,438	28.55%
Owner-Occupied	97,493	7.37%	98,839	7.24%	99,985	8.02%	98,795	8.43%	93,340	8.31%
Multifamily residential	317,575	24.01%	318,579	23.33%	315,078	25.28%	307,411	26.23%	284,775	25.37%
Nonresidential properties	211,075	15.96%	211,181	15.46%	215,340	17.28%	218,929	18.68%	217,771	19.40%
Construction and land	133,130	10.07%	125,265	9.17%	119,339	9.57%	105,858	9.03%	99,721	8.88%
Total mortgage loans	1,078,619	81.55%	1,079,273	79.02%	1,067,637	85.66%	1,050,589	89.64%	1,016,045	90.52%
Non-mortgage loans:
Business loans (1)	207,859	15.72%	253,935	18.59%	142,135	11.40%	94,947	8.10%	96,700	8.61%
Consumer loans (2)	36,095	2.73%	32,576	2.39%	36,706	2.94%	26,517	2.26%	9,806	0.87%
Total non-mortgage loans	243,954	18.45%	286,511	20.98%	178,841	14.34%	121,464	10.36%	106,506	9.48%
Total loans, gross	1,322,573	100.00%	1,365,784	100.00%	1,246,478	100.00%	1,172,053	100.00%	1,122,551	100.00%

Net deferred loan origination costs	(4,327)		(6,331)		(512)		1,457		786
Allowance for losses on loans	(16,008)		(15,875)		(15,508)		(14,870)		(14,381)

Loans, net	$1,302,238		$1,343,578		$1,230,458		$1,158,640		$1,108,956

(1)

As of September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020, and September 30, 2020, business loans include $195.9 million, $241.5 million, $132.5 million, $85.3 million, and $86.2 million, respectively, of PPP loans.

(2)

As of September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020, consumer loans include $35.5 million, $32.0 million, $35.9 million, $25.5 million and $8.7 million, respectively, of loans originated by the Bank pursuant to its arrangement with Grain Technologies, LLC.

PDL Community Bancorp and Subsidiaries

Deposits

	As of
	September 30,		June 30,		March 31,		December 31,		September 30,
	2021		2021		2021		2020		2020
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Demand (1)	$297,777	23.85%	$320,404	25.91%	$242,255	21.28%	$189,855	18.44%	$186,328	19.15%
Interest-bearing deposits:
NOW/IOLA accounts	28,025	2.24%	28,996	2.35%	32,235	2.83%	39,296	3.82%	29,618	3.04%
Money market accounts	199,758	15.99%	172,925	13.99%	157,271	13.81%	136,258	13.23%	148,877	15.30%
Reciprocal deposits	147,226	11.79%	151,443	12.25%	137,402	12.07%	131,363	12.76%	108,367	11.13%
Savings accounts	142,851	11.43%	130,430	10.55%	130,211	11.44%	125,820	12.22%	120,883	12.42%
Total NOW, money market, reciprocal and savings accounts	517,860	41.45%	483,794	39.14%	457,119	40.15%	432,737	42.03%	407,745	41.89%
Certificates of deposit of $250K or more	70,996	5.68%	74,941	6.06%	77,418	6.80%	78,435	7.62%	80,403	8.26%
Brokered certificates of deposit (2)	83,505	6.68%	83,506	6.76%	86,004	7.55%	52,678	5.12%	55,878	5.74%
Listing service deposits (2)	66,340	5.31%	66,518	5.38%	61,133	5.37%	39,476	3.83%	49,342	5.07%
All other certificates of deposit less than $250K	212,783	17.03%	206,998	16.75%	214,617	18.85%	236,398	22.96%	193,548	19.89%
Total certificates of deposit	433,624	34.70%	431,963	34.95%	439,172	38.57%	406,987	39.53%	379,171	38.96%
Total interest-bearing deposits	951,484	76.15%	915,757	74.09%	896,291	78.72%	839,724	81.56%	786,916	80.85%
Total deposits	$1,249,261	100.00%	$1,236,161	100.00%	$1,138,546	100.00%	$1,029,579	100.00%	$973,244	100.00%

(1)	Included in demand deposits are deposits related to net PPP funding.
(2)

As of September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020, and September 30, 2020, there were $28.9 million, $28.9 million, $28.8 million, $27.0 million, and $26.9 million, respectively, in individual listing service deposits amounting to $250,000 or more. All brokered certificates of deposit individually amounted to less than $250,000.

PDL Community Bancorp and Subsidiaries

Nonperforming Assets

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
	(Dollars in thousands)
Non-accrual loans:
Mortgage loans:
1-4 family residential
Investor owned	$1,669	$1,983	$2,907	$2,808	$2,750
Owner occupied	1,090	1,593	1,585	1,053	1,075
Multifamily residential	2,577	955	946	946	210
Nonresidential properties	1,388	1,408	3,761	3,776	3,830
Construction and land	922	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accrual loans (not including non-accruing troubled debt restructured loans)	$7,646	$5,939	$9,199	$8,583	$7,865

Non-accruing troubled debt restructured loans:
Mortgage loans:
1-4 family residential
Investor owned	$238	$242	$246	$249	$267
Owner occupied	2,200	2,199	2,195	2,197	2,191
Multifamily residential	—	—	—	—	—
Nonresidential properties	101	659	661	654	655
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing troubled debt restructured loans	2,539	3,100	3,102	3,100	3,113
Total non-accrual loans	$10,185	$9,039	$12,301	$11,683	$10,978
Total non-performing assets	$10,185	$9,039	$12,301	$11,683	$10,978

Accruing troubled debt restructured loans:
Mortgage loans:
1-4 family residential
Investor owned	$3,121	$3,347	$3,362	$3,378	$3,396
Owner occupied	2,396	2,431	2,466	2,505	2,177
Multifamily residential	—	—	—	—	—
Nonresidential properties	738	755	750	754	759
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total accruing troubled debt restructured loans	$6,255	$6,533	$6,578	$6,637	$6,332
Total non-performing assets and accruing troubled debt restructured loans	$16,440	$15,572	$18,879	$18,320	$17,310
Total non-performing loans to total gross loans	0.77%	0.66%	0.99%	1.00%	0.98%
Total non-performing assets to total assets	0.65%	0.58%	0.86%	0.86%	0.86%
Total non-performing assets and accruing troubled debt restructured loans to total assets	1.05%	1.01%	1.32%	1.35%	1.36%

PDL Community Bancorp and Subsidiaries

Average Balance Sheets

	For the Three Months Ended September 30,
	2021			2020
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$1,356,130	$16,991	4.97%	$1,109,799	$13,375	4.79%
Securities (3)	72,960	355	1.93%	13,741	132	3.81%
Other (4)	53,182	79	0.59%	60,068	96	0.64%
Total interest-earning assets	1,482,272	17,425	4.66%	1,183,608	13,603	4.57%
Non-interest-earning assets	90,110			58,493
Total assets	$1,572,382			$1,242,101
Interest-bearing liabilities:
NOW/IOLA	$30,221	$23	0.30%	$29,687	$40	0.54%
Money market	323,840	294	0.36%	224,339	422	0.75%
Savings	137,078	36	0.10%	121,355	37	0.12%
Certificates of deposit	448,191	1,010	0.89%	371,094	1,597	1.71%
Total deposits	939,330	1,363	0.58%	746,475	2,096	1.12%
Advance payments by borrowers	10,061	1	0.04%	7,756	1	0.05%
Borrowings	117,824	621	2.09%	126,729	655	2.06%
Total interest-bearing liabilities	1,067,215	1,985	0.74%	880,960	2,752	1.24%
Non-interest-bearing liabilities:
Non-interest-bearing demand	317,727	—		191,269	—
Other non-interest-bearing liabilities	10,154	—		9,607	—
Total non-interest-bearing liabilities	327,881	—		200,876	—
Total liabilities	1,395,096	1,985		1,081,836	2,752
Total equity	177,286			160,265
Total liabilities and total equity	$1,572,382		0.74%	$1,242,101		1.24%
Net interest income		$15,440			$10,851
Net interest rate spread (5)			3.92%			3.33%
Net interest-earning assets (6)	$415,057			$302,648
Net interest margin (7)			4.13%			3.65%
Average interest-earning assets to interest-bearing liabilities			138.89%			134.35%

(1)	Annualized where appropriate.
(2)	Loans include loans and mortgage loans held for sale, at fair value.
(3)	Securities include available-for-sale securities and held-to-maturity securities.
(4)	Includes FHLBNY demand account and FHLBNY stock dividends.
(5)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(6)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(7)	Net interest margin represents net interest income divided by average total interest-earning assets.

PDL Community Bancorp and Subsidiaries

Average Balance Sheets

	For the Nine Months Ended September 30,
	2021			2020
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$1,309,765	$47,519	4.85%	$1,036,706	$38,319	4.94%
Securities (3)	45,749	701	2.05%	16,227	361	2.97%
Other (4)	53,425	226	0.57%	55,746	346	0.83%
Total interest-earning assets	1,408,939	48,446	4.60%	1,108,679	39,026	4.70%
Non-interest-earning assets	73,493			53,945
Total assets	$1,482,432			$1,162,624
Interest-bearing liabilities:
NOW/IOLA	$31,215	$93	0.40%	$29,469	$117	0.53%
Money market	300,594	909	0.40%	193,951	1,497	1.03%
Savings	131,849	113	0.11%	117,424	109	0.12%
Certificates of deposit	428,653	3,337	1.04%	375,303	5,154	1.83%
Total deposits	892,311	4,452	0.67%	716,147	6,877	1.28%
Advance payments by borrowers	10,020	3	0.04%	8,226	3	0.05%
Borrowings	122,203	1,927	2.11%	118,701	1,850	2.08%
Total interest-bearing liabilities	1,024,534	6,382	0.83%	843,074	8,730	1.38%
Non-interest-bearing liabilities:
Non-interest-bearing demand	275,865	—		155,158	—
Other non-interest-bearing liabilities	12,182	—		5,927	—
Total non-interest-bearing liabilities	288,047	—		161,085	—
Total liabilities	1,312,581	6,382		1,004,159	8,730
Total equity	169,851			158,465
Total liabilities and total equity	$1,482,432		0.83%	$1,162,624		1.38%
Net interest income		$42,064			$30,296
Net interest rate spread (5)			3.77%			3.32%
Net interest-earning assets (6)	$384,405			$265,605
Net interest margin (7)			3.99%			3.65%
Average interest-earning assets to
interest-bearing liabilities			137.52%			131.50%

(1)	Annualized where appropriate.
(2)	Loans include loans and mortgage loans held for sale, at fair value.
(3)	Securities include available-for-sale securities and held-to-maturity securities.
(4)	Includes FHLBNY demand account and FHLBNY stock dividends.
(5)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(6)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(7)	Net interest margin represents net interest income divided by average total interest-earning assets.

PDL Community Bancorp and Subsidiaries

Other Data

	As of
	September 30,	June 31,	March 31,	December 31,	September 30,
	2021	2021	2021	2020	2020
Other Data
Common shares issued	18,463,028	18,463,028	18,463,028	18,463,028	18,463,028
Less treasury shares	1,132,086	1,135,086	1,444,776	1,337,059	1,346,679
Common shares outstanding at end of period	17,330,942	17,327,942	17,018,252	17,125,969	17,116,349

Book value per share	$10.03	$9.92	$9.47	$9.32	$9.25
Tangible book value per share	$10.03	$9.92	$9.47	$9.32	$9.25